Exhibit 99.2

CONFIDENTIAL | Chicago Atlantic BDC, Inc. Fourth Quarter 2025 Earnings Presentation Chicago Atlantic BDC, Inc. (NASDAQ: LIEN) March 19, 2026

Disclaimers and Forward-Looking Statements

The information contained in this presentation should be viewed in conjunction with the earnings conference call of Chicago Atlantic BDC, Inc. (the "Company") (Nasdaq: LIEN) held on March 19, 2026, and the Company's Annual Report on Form 10-K for the year ended December 31, 2025. The information contained herein may not be used, reproduced or distributed to others, in whole or in part, for any other purpose without the prior written consent of the Company.

This presentation does not constitute a prospectus and should under no circumstances be understood as an offer to sell or the solicitation of an offer to buy the Company's common stock or any other securities nor will there be any sale of the common stock or any other securities referred to in this presentation in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

Nothing in these materials should be construed as a recommendation to invest in any securities that may be issued by the Company or as legal, accounting or tax advice. An investment in securities of the type described herein presents certain risks. Nothing contained herein shall be relied upon as a promise or representation whether as to the past or future performance. Information regarding performance by the Company's management team and their affiliates is presented for informational purposes only. You should not rely on the historical record of the Company's management team and their affiliates as indicative of the future performance of an investment in the Company or the returns the Company will, or is likely to, generate going forward.

Certain information contained herein has been derived from sources prepared by third parties. While such information is believed to be reliable for the purposes used herein, the Company makes no representation or warranty with respect to the accuracy of such information. This presentation contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this presentation may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. The Company does not intend its use or display of other companies' trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of the Company by, any other companies.

The information contained in this presentation is summary information that is intended to be considered in the context of other public announcements that the Company may make, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this presentation, except as required by law. These materials contain information about the Company, certain of its personnel and affiliates and its historical performance. You should not view information related to the past performance of the Company as indicative of the Company's future results, the achievement of which cannot be assured.

Past performance does not guarantee future results, which may vary. The value of investments and the income derived from investments will fluctuate and can go down as well as up. A loss of principal may occur.

Certain information contained herein may constitute "forward-looking statements" that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about the Company, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as "anticipates," "expects," "intends," "plans," "will," "may," "continue," "believes," "seeks," "estimates," "would," "could," "should," "targets," "projects," "outlook," "potential," "predicts" and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Company's control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in the Company's filings with the Securities and Exchange Commission (the "SEC"). Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which the Company makes them. The Company does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

CONFIDENTIAL | Chicago Atlantic BDC, Inc. 2

CONFIDENTIAL | Chicago Atlantic BDC, Inc. 3 Chicago Atlantic BDC, Inc Company & Platform Overview ~$732M near - term pipeline under evaluation (2) $3.3B+ in loans closed since platform inception (1) 185+ loans closed across platform (1) $333M total portfolio investment value 15.8% gross weighted - average yield of Company debt investments (3) 100% of current company debt investments are senior secured » Chicago Atlantic BDC, Inc. (NASDAQ: LIEN) (the “Company” or “us”) is externally managed by Chicago Atlantic BDC Advisers, LLC (the “Adviser”) » The Adviser, a majority - owned subsidiary of Chicago Atlantic Group, LP (together with its affiliates, “Chicago Atlantic”), is an SEC - registered investment adviser and works with its clients to originate, underwrite and deploy primarily first - lien, senior - secured fixed and floating rate debt primarily to the cannabis industry’s most established operators and to other niche companies overlooked by the broader market » The Adviser focuses on opportunities that are time - sensitive, highly complex or in dislocated sectors where risk is fundamentally mispriced with attractive risk - adjusted returns » Seasoned investment team with decades of multi - sector experience across market cycles and complex legal and regulatory frameworks in credit, special situations, equities, distressed and emerging market debt » Access to Chicago Atlantic’s leading lending platform which typically serves as lead or co - lead arranger, and its proprietary sourcing network and direct originations team 1. Includes all closed loans across the Chicago Atlantic platform. 2. Includes potential funding opportunities for new originations and refinancing of existing assets as of 12/31/2025 3. As of 12/31/25; see page 21 for information regarding the calculation of Gross Weighted Average Portfolio Yield on Debt Inves tme nts (“Portfolio Yield”) and Total Portfolio Investment Value .

CONFIDENTIAL | Chicago Atlantic BDC, Inc. 4 Investment Highlights » Strong credit metrics » The first public BDC that is primarily focused on the cannabis industry » All debt investments are senior secured » 73% of the debt portfolio is protected from further interest rate declines » Ample liquidity remains in our $100 million senior secured revolving credit facility, providing us runway for portfolio growth » Part of a leading cannabis focused investment platform A DIFFERENTIATED BDC » Focus on highly complex and highly regulated industries often overlooked by other capital providers » Direct lending to the cannabis industry and the lower middle - market, secured by a diverse collateral base » Investing in underserved market niches creates pricing power, enhances downside protections, and creates a durable competitive moat FOCUS ON UNDERSERVED SECTORS » Uncorrelated, idiosyncratic credit opportunity in cannabis and the lower middle - market » Limited exposure to sponsor - backed, middle - market transactions, a crowded space where BDCs and private credit funds tend to focus » Investing where few capital providers with requisite expertise are present SEEKING TO DELIVER A DIVERSIFIED SOURCE OF CREDIT ALPHA

CONFIDENTIAL | Chicago Atlantic BDC, Inc. 5 Dino Colonna, CFA President Umesh Mahajan Co - CIO & Secretary Scott Gordon Executive Chairman & Co - CIO Peter Sack CEO ▪ 23 - year career in various credit, derivatives and equity investments as well as investment banking across global capital markets ▪ Former Co - head of Credit and Partner at Silver Spike Capital, and held various roles at Madison Capital Advisors, Barclays and Forest Investment Management ▪ MBA from ESADE, BSBA from the University of Delaware ▪ 28 - year career in various middle - market, credit and special situations investing ▪ Former Co - head of Credit and Partner at Silver Spike Capital, Former Managing Director at Ascribe Capital and led various roles at Merrill Lynch and Bank of America ▪ MBA from University of Pennsylvania's Wharton School of Business and Btech , Indian Institute of Technology ▪ Over 30 years of investing and asset management experience in emerging markets ▪ Former Founding Partner, CEO and CIO of Silver Spike Capital, Former President of Fintech Advisory, a multi - billion dollar Family Office fund ▪ Investor in the cannabis & psychedelics industry since 2013 ▪ BA Bowdoin College ▪ Former Principal at BC Partners Credit, leading its cannabis practice ▪ Former private equity investor, focusing on distressed industrial opportunities ▪ MBA from University of Pennsylvania’s Wharton School of Business, BA from Yale University, and Fulbright Scholar A SEASONED TEAM WITH DECADES OF EXPERIENCE ACROSS CREDIT, CANNABIS, AND CAPITAL MARKETS Gianni Fazio Chief Accounting Officer Andrew Lovitt Chief Compliance Officer Thomas Geoffroy Interim Chief Financial Officer ▪ Previously a Venture Associate at Adit Ventures where he managed the operations and financial reporting of early & late - stage venture funds. ▪ Licensed Certified Public Accountant ▪ BS & MS, Long Island University ▪ Previously an attorney in the Private Credit group at Katten Muchin Rosenman LLP ▪ Has advised lenders and borrowers in numerous finance transactions, including cash flow and asset - based transactions, leverage buyouts, refinancings & repayments ▪ JD from the University of Pennsylvania and BA from Purdue University ▪ 20 years of accounting and finance experience ▪ Former CFO of a NASDAQ listed mortgage REIT ▪ Licensed Certified Public Accountant ▪ BS from the University of Missouri – St. Louis, Magna Cum Laude Experienced Credit & Cannabis Leadership Team

CONFIDENTIAL | Chicago Atlantic BDC, Inc. 6 About CHICAGO ATLANTIC 1. Capital under management represents total committed investor capital, total available leverage including undrawn capital, and capital invested by co - investors and managed by the firm, as of 12/31/2025. A private credit - focused investment firm founded in 2018 INCEPTION Capital under management: over $2.3B 1 SIZE 100+ professionals, including over 35 investment professionals TEAM Seeking attractive risk - adjusted returns, preservation of capital and income generation predominantly through investment opportunities that are overlooked or underserved by conventional capital sources INVESTMENT PRINCIPLES Chicago, Miami, New York, London LOCATIONS

CONFIDENTIAL | Chicago Atlantic BDC, Inc. 7 Core Strategy Chicago Atlantic focuses on senior - secured lending in the top of the capital structure to the lower middle - market and middle - market. The platform’s primary investment verticals include cannabis, growth and technology finance, loans to esoteric industries / asset - based loans, and liquidity solutions. INVESTMENT STRATEGY DIFFERENTIATORS x Seek above market returns and the preservation of capital x Capitalize on opportunities across industries that are created by complexity or the lack of investor focus x Invest and lend in underserved market niches x Focus on smaller deal sizes with less competition and potentially better relative risk/reward compared to other direct lenders that typically target larger transactions with higher leverage and less covenants x Ability to underwrite highly complex industries x Extensive origination network x Top of the capital structure lending is risk mitigating x Prioritize preservation of capital x Low correlation to other asset classes and other private credit more broadly x Floating - rate loans with high - interest rate floors x 82% of loans are agented internally x No other public BDCs are invested in our portfolio companies

CONFIDENTIAL | Chicago Atlantic BDC, Inc. 8 Pro Forma Portfolio Financial Highlights 1. The common shares issued and outstanding as of December 31, 2025 and September 30, 2025 were 22,820,590 and 22,820,590, re spe ctively Quarter Ended September 30, 2025 Quarter Ended December 31, 2025 $15.1 million $14.2 million G ROSS I NVESTMENT I NCOME $5.6 million $5.9 million N ET E XPENSES $9.5 million $8.3 million N ET I NVESTMENT I NCOME $302.9 million $303.4 million N ET A SSETS AT E ND OF P ERIOD 22.8 million 22.8 million W EIGHTED A VERAGE S HARES O UTSTANDING 1 P ER S HARE D ATA : $ 0.42 $ 0.36 N ET I NVESTMENT I NCOME $13.27 $ 13.30 N ET A SSET V ALUE AT E ND OF P ERIOD

Investment Portfolio Highlights

CHICAGO ATLANTIC BDC INC. PORTFOLIO AS OF 12/31/25	
Net Asset Value (including cash)	$303.4mm
Investments at Fair Value	$333.3mm
Number of Portfolio Companies	39
Gross Weighted Average Yield of Debt Investments[1]	15.8%
Internally Agented Deals (% of Portfolio Companies)	82%
Non-accruals at Cost (%)	0.0%
Average Position Size	$7.89mm (2% of investments, at fair value)
PIK Interest (% of Total Annual Interest) / Post-origination PIK[2]	10.4% / 0.0%
Portfolio Companies Key Financial and Credit Metrics[3]	
Revenue (Median)	$82.9mm
EBITDA (Median)[4]	$10.3mm
Sr. Secured Net Debt / EBITDA (Weighted Average)[4]	1.9x
Interest Coverage (Weighted Average)[4]	2.5x

Based on data for FYE 12/31/25, unless otherwise noted. Weighted average amounts are weighted by the fair market value of each respective investment.
See page 21 in the appendix for footnote legend.

CONFIDENTIAL | Chicago Atlantic BDC, Inc. 9

CONFIDENTIAL | Chicago Atlantic BDC, Inc. 10 75% 25% Cannabis Non-Cannabis NON - CANNABIS BY INDUSTRY PORTFOLIO DIVERSIFICATION 1 Portfolio Composition 1. Calculated as a percentage of the total fair value of the Company’s investment portfolio (excluding cash and cash equivalents ). Industries follow NAICS categorizations. 24% 11% 30% 2% 14% 9% 6% 4% Information Retail Trade Finance and Insurance Real Estate and Rental and Leasing Public Administration Manufacturing Educational Services Administrative and Support and Waste Management and Remediation Services

A Differentiated Investment Portfolio

Chicago Atlantic BDC, Inc. Offers a Significant Premium to Public BDCs and Traditional Leveraged Finance



LIEN Wtd. Average Portfolio Yield on Debt Investments 1
15.8%
Average Portfolio Yield of Public BDCs 2
10.8%
US Leveraged Loan Yield Index 3
8.2%
US High Yield Index 4
6.5%

	Dividend Yield	GAAP Leverage Ratio	Non-Accruals At Cost	Total 2nd Lien, Sub & Equity Exposure
BDC Universe(5)				
Average	12.3%	118.1%	3.3%	24.9%
Median	12.4%	120.5%	2.7%	23.2%
LIEN as of 12.31.2025	13.2%	8.2%	0.0%	0.9%

Chicago Atlantic BDC (Nasdaq: LIEN) generated a 15.8% weighted average portfolio yield on debt investments:

- Investing in market niches underserved by traditional lenders drives **pricing power,** enables **downside protections** and a durable competitive moat
- **Attractive risk-adjusted returns** driven by disciplined underwriting and focus on **senior secured loans.**
- **Complex regulatory and/or legal barriers** deter traditional capital providers, creating **compelling opportunities** for experienced lenders.
- **Credit alpha** driven by uncorrelated, idiosyncratic credit opportunities that typically have higher returns with lower leverage profiles compared to most traditional BDC's.

1. As of 12/31/25; see pages 9 & 21 for information regarding the calculation of Weighted Average Portfolio Yield on Debt Investments ("Portfolio Yield")
2. BDC Weekly Insight, Raymond James published 3/13/2026
3. ICE BoA US High Yield Index Effective Yield as of 12/31/25
4. LSTA US Leveraged Loan Index as of 12/31/25
5. BDC Quarterly Report, Oppenheimer & Co. Inc. published 12/16/2025

CONFIDENTIAL | Chicago Atlantic BDC, Inc. 11

Limited Downside from Further Interest Rate Cuts

Focus on Mitigating Downside Interest Rate Risk

BY RATE TYPE(1)



26.6%
28.2%
$334.2M
45.2%
Fixed-rate
Floating-rate (at Floor)
Floating-rate (not at Floor)

- 73% of the debt portfolio consists of fixed-rate or floating-rate loans at their contractual floors, providing meaningful downside protection in a declining rate environment
- The debt portfolio is protected on the downside from a hypothetical change in interest rates, with convexity on the upside. See table to the right for estimated change in annualized net investment income ("NII") based on the current debt portfolio

NET INVESTMENT INCOME SENSITIVITY(2)

Bps change in Benchmark Interest Rates	Estimated Change in Net Investment Income ($ in 000s)
300	$5,093
200	$2,943
100	$1,080
(100)	$(223)
(200)	$(319)
(300)	$(415)

1. Based on principal outstanding as of December 31, 2025, approximately $182.9 million (54.7%) and $57.0 million (17.1%) of total outstanding principal bears interest based on the Prime Rate and Secured Overnight Financing Rate ("SOFR"), respectively.
2. Represents the change in net investment income based upon the portfolio composition as of December 31, 2025, using a range of + 300 bps to – 300 bps of changes to the benchmark index rate. Estimated impacts presented include floating rate loans indexed to both the U.S prime rate and SOFR.

CONFIDENTIAL | Chicago Atlantic BDC, Inc. 12

CONFIDENTIAL | Chicago Atlantic BDC, Inc. 13 Fair Market Value of Investment Portfolio Growth in the FMV of the Investment Portfolio $250,000,000 $270,000,000 $290,000,000 $310,000,000 $330,000,000 $350,000,000 Q4 - 2024 Q1 - 2025 Q2 - 2025 Q3 - 2025 Q4 - 2025

CONFIDENTIAL | Chicago Atlantic BDC, Inc. 14 $0.00 $0.05 $0.10 $0.15 $0.20 $0.25 $0.30 $0.35 $0.40 $0.45 Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Net Investment Income per Share Regular Dividend per Share 1. Net investment income per share based on basic weighted average common shares outstanding at the end of each respective qu art er. 2. Q3 2024 and Q4 2024 NII per share excludes Loan Portfolio Acquisition Expenses Net Investment Income and Dividends 1 2 2

CONFIDENTIAL | Chicago Atlantic BDC, Inc. 15 Target Borrowers Investment Sub - Strategies LIQUIDITY SOLUTIONS ESOTERIC & ASSET - BASED LENDING GROWTH & TECHNOLOGY CANNABIS LENDING » Financing is typically event driven » Companies that are pursuing a merger, acquisition, refinancing, dividend recap, or other strategic liquidity need » Companies that are showing strong cash flow performance with low leverage profiles » Companies that have multiple areas of value and liquidity in addition to the underlying business » Low debt to enterprise value » Industry agnostic » Structured credit and asset - based loans, receivables pools, and equipment » Companies that are showing strong cash flow performance with low leverage profiles, but the industries carry regulatory, reputational or other risks » Transactions tend to be attractively priced and have better than normal covenants and amortization due to complexity of the industry or situation » Low debt to asset values and/or enterprise values » Industry leaders and disruptive companies experiencing strong growth » Companies that have raised significant equity capital validating market value » Industry focus typically includes software, hardware, E - commerce and direct to consumer » Liquidity covenants that ensure such company has adequate cash runway » Low debt to enterprise value » Profitable or demonstrated path to near term profitability » Growth or EBITDA positive entities » Companies that require capital but do not want to dilute their equity » Companies that are showing strong cash flow performance with low leverage profiles » Transactions tend to be attractively priced and have better than normal covenants and amortization due to complexity of the industry » Low debt to enterprise value Although our primary investment focus has been in the cannabis industry, sub - strategies of our principal investment strategy may also consist of growth and technology companies, esoteric and asset - based lending opportunities, and companies in need of liquidity solutions . We are not required to have a minimum investment in any of these sub - strategies.

CONFIDENTIAL | Chicago Atlantic BDC, Inc. 16 The Cannabis Landscape in the U.S. Where We See Opportunities WE FOLLOW ALPHA INTO INDUSTRIES WITH LIMITED COMPETITION LACK OF TRADITIONAL FINANCING Banks generally don’t lend to firms in this industry, allowing higher interest rates, attractive collateral, and lender - friendly covenants. LOW CORRELATIONS TO TRADITIONAL MARKETS Medical cannabis behaves like pharmaceuticals, recreational cannabis behaves like tobacco and alcohol, both exhibiting low correlation with traditional markets. HIGH BARRIERS TO ENTRY Each state has unique investment characteristics, supply and demand dynamics, and legal frameworks, requiring sophisticated understanding of the industry and strong underwriting expertise. FOCUS ON LIMITED LICENSE STATES Limited license states have limited competition, lucrative license values, high wholesale prices, and less black - market presence.

Federal Cannabis Policy Updates: Shift in Regulatory Reform

PRESIDENT ORDERS RESCHEDULING OF CANNABIS

+

CONGRESS BANS UNREGULATED CANNABIS: TACIT ENDORSEMENT OF CURRENT STATE PROGRAMS

→

ACCRETIVE POTENTIAL FOR CURRENT PORTFOLIO & INCREASES LENDING OPPORTUNITIES

What Changed[1]

- Dec 2025: President Trump directed agencies to reclassify cannabis to a Schedule III substance
- Most significant federal shift in policy in decades, but timing is still uncertain

Why It Matters

- Once enacted, will eliminate the 280E tax burden on cannabis companies
- Encourages institutional capital re-engagement due to the decline in regulatory risk
- Potential for increased M&A activity

What Changed[2]

- Nov 2025: Federal legislation tightened the hemp definition
- Effectively banning intoxicating hemp-derived THC
- One-year wind-down period

Why It Matters

- Closes the 2018 Farm Bill loophole
- Disrupts the unregulated retail THC markets and reduces pricing pressure
- Consolidates consumer demand back toward state-licensed cannabis

---

- ✓ Improves revenue visibility and margin durability for licensed operators
- ✓ Strengthens operator cash flow and balance sheets
- ✓ Supports higher valuation multiples
- ✓ Improves and strengthens credit profiles and quality across the regulated market
- ✓ DOES NOT ENCOURAGE NEW LENDING COMPETITION: Enables private lenders to maintain premium pricing and strong collateral protections

Chicago Atlantic makes no guarantee of future outcomes. Please refer to Projections and Forward-Looking Statements disclosure at the beginning of this presentation.

1. https://www.forbes.com/sites/sarahsinclair/2025/12/18/trump-signs-executive-order-to-reschedule-cannabis-heres-what-it-means/
2. https://www.cnbc.com/2025/11/13/congress-thc-hemp-ban.html

CONFIDENTIAL | Chicago Atlantic BDC, Inc. 17

Potential Benefits of Regulatory Reform

INCREASED MARKET OPPORTUNITIES	Renewed federal momentum around cannabis reform following President Trump's December executive order has revived the possibility of rescheduling and broader regulatory clarity. Potential movement on rescheduling could materially improve operator cash flow, expand access to capital, and reopen strategic financing opportunities across the industry.[1]
ENHANCED SALES THROUGH CREDIT CARD PROCESSING	Allowing dispensaries to process credit card transactions may lead to a significant boost in sales.
IMPROVED EQUITY VALUATIONS	As investor confidence grows, equity valuations are likely to tick higher, providing additional incentives for investment and increased credit protection.
INCREASED ATTRACTIVENESS FOR ACQUISITION	Further legalization could create more favorable conditions and increase portfolio attractiveness for potential acquirers (such as private equity or private credit funds), while make-whole provisions and pre-payment penalties provide additional appeal.
FAVORABLE COMPETITIVE LANDSCAPE	Significant barriers to entry, such as stringent financial requirements and industry-specific knowledge, is likely to keep the market relatively stable and prevent an inundation of competitors over the next several years.

1 – https://www.forbes.com/sites/sarahsinclair/2025/12/18/trump-signs-executive-order-to-reschedule-cannabis-heres-what-it-means/

CONFIDENTIAL | Chicago Atlantic BDC, Inc. 18

CONFIDENTIAL | Chicago Atlantic BDC, Inc. 19 The Cannabis Landscape in the U.S . A significant amount of positive change over the past 6 years 2019 2025 1. MJBiz Factbook 2025 Q1 2. Statista 3. MJBiz Daily – June 20, 2025 https://mjbizdaily.com/map - of - us - marijuana - legalization - by - state/ x Legal in 42 states and the District of Columbia 3 x Medical use only: 18 states x Recreational/Medical use: 24 states & District of Columbia x Industry revenue estimated at $35B in 2025 1 x Legal in 35 states and the District of Columbia 1 x Medical use only: 25 states x Recreational/Medical use: 10 states & District of Columbia x Industry revenue a t $19.3B 2 No regulated use Legalized recreational and medical use Legalized medical use only

CONFIDENTIAL | Chicago Atlantic BDC, Inc. 20 The Cannabis Industry Size of Opportunity and Growth Projections Chicago Atlantic makes no guarantee of future outcomes or targets. Numerous assumptions and variables underly the projected g row th of the Chicago Atlantic private credit opportunity by 2031. Refer to the Projections and Forward - Looking Statements disclosure at the beginning of this presentation. 1. MJBiz Factbook 2025; ($ in billions) The U.S. cannabis industry was estimated to be $35B in top - line retail revenue in 2025 and is projected to grow to $69B by 2031 1 : 2025 2026 2027 2028 2029 2030 2031 Retail Sales Estimates $35.3B $39.2B $43.9B $49.2B $55.6B $62.8B $69.1B

Appendix: Schedule of Investments

Schedule of Investments (as of December 31, 2025)

Portfolio Company	Security Type	Maturity Date	Fixed vs. Floating	Floating Reference Rate	Prime/SOFR Floor	Cash Spread/Coupon	PIK Rate	Investment Value	% of Investment Value
Portfolio Company 1	First Lien Senior Secured Loans	10/30/2026	Floating	Prime	6.25%	6.50%	n/a	$ 42,248,731	12.68%
Portfolio Company 1	First Lien Senior Secured Loans	9/29/2028	Floating	SOFR	4.00%	8.33%	n/a	10,000,000	3.00%
Portfolio Company 2	First Lien Senior Secured Loans	9/30/2028	Floating	Prime	7.50%	8.75%	n/a	31,745,000	9.52%
Portfolio Company 3	Senior Secured Notes	10/2/2028	Fixed	Fixed	n/a	15.00%	n/a	22,000,000	6.60%
Portfolio Company 4	First Lien Senior Secured Loans	12/31/2029	Fixed	Fixed	n/a	0.00%	20.00%	15,521,257	4.66%
Portfolio Company 5	First Lien Senior Secured Loans	12/31/2028	Floating	SOFR	3.72%	10.24%	n/a	14,610,356	4.38%
Portfolio Company 6	First Lien Senior Secured Loans	8/20/2028	Floating	Prime	7.50%	5.75%	n/a	14,074,362	4.22%
Portfolio Company 7	First Lien Senior Secured Loans	12/31/2027	Fixed	Fixed	n/a	11.00%	5.00%	13,908,331	4.17%
Portfolio Company 8	First Lien Senior Secured Loans	3/28/2027	Floating	Prime	8.50%	6.50%	n/a	13,770,063	4.13%
Portfolio Company 9	First Lien Senior Secured Loans	9/18/2026	Floating	SOFR	4.00%	7.75%	n/a	11,504,108	3.45%
Portfolio Company 10	First Lien Senior Secured Loans	6/30/2028	Floating	Prime	7.50%	5.75%	n/a	11,343,000	3.40%
Portfolio Company 11	First Lien Senior Secured Loans	12/31/2026	Floating	Prime	8.50%	7.75%	n/a	10,767,866	3.23%
Portfolio Company 12	First Lien Senior Secured Loans	6/30/2028	Floating	Prime	n/a	5.75%	n/a	9,589,710	2.88%
Portfolio Company 13	Senior Secured Notes	12/15/2026	Fixed	Fixed	n/a	8.00%	n/a	8,330,000	2.50%
Portfolio Company 14	First Lien Senior Secured Loans	11/24/2028	Fixed	Fixed	n/a	12.00%	1.00%	8,311,228	2.49%
Portfolio Company 15	First Lien Senior Secured Loans	8/13/2030	Fixed	Fixed	n/a	12.50%	n/a	7,162,500	2.15%
Portfolio Company 16	First Lien Senior Secured Loans	7/22/2030	Floating	Prime	7.50%	2.50%	4.00%	5,784,080	1.74%
Portfolio Company 16	Warrants	n/a	n/a	n/a	n/a	0.00%	n/a	268,000	0.08%
Portfolio Company 17	First Lien Senior Secured Loans	3/24/2028	Floating	Prime	7.75%	7.25%	n/a	6,009,300	1.80%
Portfolio Company 18	First Lien Senior Secured Loans	6/13/2029	Floating	Prime	7.50%	6.50%	2.00%	5,094,858	1.53%
Portfolio Company 18	Warrants	n/a	n/a	n/a	n/a	0.00%	n/a	539,000	0.16%
Portfolio Company 19	First Lien Senior Secured Loans	11/1/2026	Floating	Prime	8.50%	1.75%	3.00%	3,470,145	1.04%
Portfolio Company 19	First Lien Senior Secured Loans	11/1/2026	Floating	Prime	8.50%	1.75%	3.00%	1,802,485	0.54%
Portfolio Company 20	First Lien Senior Secured Loans	4/30/2029	Floating	SOFR	4.25%	6.25%	1.50%	5,070,190	1.52%
Portfolio Company 20	Warrants	n/a	n/a	n/a	n/a	0.00%	n/a	19,250	0.01%
Portfolio Company 21	First Lien Senior Secured Loans	6/17/2029	Floating	Prime	6.75%	5.25%	1.00%	4,851,017	1.46%
Portfolio Company 21	Warrants	n/a	n/a	n/a	n/a	0.00%	n/a	150,752	0.05%
Portfolio Company 22	First Lien Senior Secured Loans	10/24/2029	Floating	SOFR	3.99%	8.00%	n/a	4,966,078	1.49%
Portfolio Company 22	Warrants	n/a	n/a	n/a	n/a	0.00%	n/a	35,603	0.01%
Portfolio Company 23	First Lien Senior Secured Loans	7/31/2029	Floating	Prime	7.50%	6.50%	n/a	4,332,519	1.30%
Portfolio Company 24	First Lien Senior Secured Loans	3/31/2027	Floating	Prime	8.00%	7.50%	n/a	4,295,859	1.29%
Portfolio Company 25	First Lien Senior Secured Loans	9/22/2026	Floating	SOFR	3.75%	6.50%	n/a	3,308,375	0.99%
Portfolio Company 25	First Lien Senior Secured Loans	9/22/2026	Floating	SOFR	3.75%	6.50%	n/a	516,336	0.15%
Portfolio Company 26	First Lien Senior Secured Loans	7/28/2028	Floating	SOFR	4.00%	10.25%	n/a	3,685,000	1.11%
Portfolio Company 27	Senior Secured Notes	11/29/2027	Fixed	Fixed	n/a	13.80%	5.00%	3,660,999	1.10%
Portfolio Company 28	Senior Secured Notes	7/16/2029	Fixed	Fixed	n/a	12.75%	n/a	3,482,500	1.04%
Portfolio Company 29	First Lien Senior Secured Loans	11/4/2028	Floating	Prime	8.00%	4.00%	3.00%	3,052,998	0.92%
Portfolio Company 29	Warrants	n/a	n/a	n/a	n/a	0.00%	n/a	-	0.00%
Portfolio Company 30	First Lien Senior Secured Loans	3/13/2027	Fixed	Fixed	n/a	14.50%	n/a	3,015,571	0.90%
Portfolio Company 31	First Lien Senior Secured Loans	12/10/2030	Floating	SOFR	3.25%	8.00%	n/a	3,000,000	0.90%
Portfolio Company 32	First Lien Senior Secured Loans	8/1/2028	Fixed	Fixed	n/a	12.75%	n/a	2,936,905	0.88%
Portfolio Company 33	First Lien Senior Secured Loans	6/6/2026	Fixed	Fixed	n/a	15.00%	n/a	2,870,000	0.86%
Portfolio Company 34	First Lien Senior Secured Loans	7/29/2026	Floating	Prime	7.00%	7.00%	2.00%	2,791,834	0.84%
Portfolio Company 35	First Lien Senior Secured Loans	12/3/2027	Floating	Prime	8.50%	8.50%	n/a	2,768,319	0.83%
Portfolio Company 36	First Lien Senior Secured Loans	5/31/2029	Fixed	Fixed	n/a	6.00%	6.00%	1,987,879	0.60%
Portfolio Company 36	Preferred Stock	n/a	n/a	n/a	n/a	0.00%	n/a	500,000	0.15%
Portfolio Company 36	Warrants	n/a	n/a	n/a	n/a	0.00%	n/a	115,000	0.03%
Portfolio Company 36	Warrants	n/a	n/a	n/a	n/a	0.00%	n/a	44,000	0.01%
Portfolio Company 37	First Lien Senior Secured Loans	7/19/2027	Floating	Prime	8.50%	2.00%	1.50%	2,440,172	0.73%
Portfolio Company 38	Second Lien Senior Secured Loans	8/1/2028	Floating	Prime	7.75%	9.00%	3.50%	1,447,186	0.43%
Portfolio Company 39	First Lien Senior Secured Loans	1/5/2026	Floating	Prime	8.50%	5.75%	n/a	113,065	0.03%
Total								$ 333,311,787	100.00%

CONFIDENTIAL | Chicago Atlantic BDC, Inc. 22

CONFIDENTIAL | Chicago Atlantic BDC, Inc. 23 Pro Forma Portfolio Investment Portfolio Highlights: Footnote Legend Based on data as of 12/31/25, unless otherwise noted. Weighted average amounts are weighted by the fair market value of each res pective investment. 1. Weighted Average Portfolio Yield on Debt Investments (“Portfolio Yield”) is the weighted average of the annualized yield f or each debt investment in the portfolio weighted by the fair value of each debt investment as of 12/31/25. The yield for each debt investment is calculated by dividing (a) the sum of ( i ) the stated annual cash interest rate of the debt investment as of 12/31/25, (ii) the stated annual payment - in - kind interest ra te, if any, of the debt investment as of 12/31/25, (iii) any additional recurring fees, (iv) the difference between the par value and the fair value of the debt investment, expressed as a percentage of the par value of th e debt investment, and annualized based on the remaining term of the debt investment as of 12/31/25, and (v) the exit fee of the debt investment, if an y, expressed as a percentage of the par value of the debt investment and annualized based on the remaining term of the debt investment as of 12/31/25, by (b) the fair value of the debt investment, expressed as a percentage of the par value of the debt investment. The Portfolio Yield calculation does not reflect any prepayment penalties or early payoffs with respect to the debt investments. The Portfolio Yield is gross of expenses and excludes cash a nd equity holdings. The Portfolio Yield would be lower if the calculation reflected expenses and cash holdings. The Portfolio Yield does not represent actual investment returns to the Company’s stockholders and the Company may not actually realize the foregoing yield of any specific debt investment, including if the remaining term of the debt investment is less than a year. 2. Represents the percentage of total annual interest expected to be received in kind instead of in cash. The Company has no PIK interest that was introduced post - origination that replaces previously required cash interest, typically due to amendments, covenant breaches, or restructurings. 3. Amounts were derived from the portfolio company financial statements used in connection with determining the investment va lua tions as of 12/31/25, have not been independently verified by the Company, and may reflect a normalized or adjusted amount. Accordingly, the Company makes no representation or warranty in respect of this information. 4. Excluded from the data is information in respect of portfolio companies with negative or de minimis EBITDA, or where EBITD A m ay not be the appropriate measure of credit risk.